UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

FRIEDMAN INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Texas	1-07521	74-1504405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 Judson Road Suite 124, Longview, Texas 75601
(Address of principal executive offices, including zip code)

(903) 758-3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	FRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of November 8, 2021, the Board of Directors (the “Board”) of Friedman Industries, Incorporated (the “Company”) adopted an amendment to the Company’s bylaws (the “Bylaws”) to provide for advance notice for shareholders seeking to bring business or nominate directors at an annual meeting or special meeting of the shareholders (such amendment of the Bylaws, the “Amendment”). These changes are intended to modernize the Company’s bylaws and bring them into conformity with normal public company practice with respect to shareholder meetings and allow for the orderly conduct of business at such meetings.

Under the new advance notice provisions included in the Amendment:

●
A shareholder seeking to bring business or nominate directors at an annual meeting of the shareholders of the Company must deliver written notice thereof to the secretary of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of the shareholders of the Company.

●
A shareholder seeking to bring business or nominate directors at a special meeting of the shareholders of the Company must deliver written notice thereof to the secretary of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the date of such special meeting.

●
To be in proper written form, a shareholder’s notice of business (other than the nomination of persons for election as directors) proposed to be brought by such shareholder before a meeting of shareholders must include, among other things, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant “ for purposes of such rule and the nominee were a director or executive officer of such registrant.

●
To be in proper written form, a shareholder’s notice of a nomination for election of a director made by such shareholder before a meeting of shareholders must include, among other things, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws of the corporation, the language of the proposed amendment), (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (5) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

The foregoing description of the Amendment is a summary of the material terms, is not complete and is subject to, and qualified in its entirety by, the complete text of the First Amendment to the Amended and Restated Bylaws which is filed with this Current Report on Form 8-K as Exhibits 99.1, which is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	First Amendment to the Amended and Restated Bylaws of Friedman Industries, Incorporated, effective as of November 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         November 10, 2021

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Chief Financial Officer - Secretary and Treasurer